MALCOLM CLIFTON DAVENPORT V
                                 ATTORNEY AT LAW
                             1140 NORTH 18TH STREET
                                 LANETT, ALABAMA
                                  (994)642-3456
                               mcdv@mindspring.com


August 31, 1999

Mr. Gary Coulter, President
Spintek Gaming Technology, Inc.
Las Vegas, NV

RE: $2,000,000.00 Line of Credit

Dear Gary:

This is to confirm my agreement to lend Spintek ("The Company") up to $2,000,000.00 at any time, and from time to time, (up to a maximum of $2,000,000.00) during the next twelve months.

The loan will be on commercially reasonable terms, considering all the circumstances, and will be due no sooner than March 1, 2001.

I think we should go ahead and prepare a draw schedule, to the extent possible.

Very truly yours,


/s/Malcolm C. Davenport, V
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   Malcolm C. Davenport, V